UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Proxy Statement	[ ] Confidential For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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BINGO.COM, LTD.

(Name of Registrant as Specified In Its Charter)

 (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2008

Dear Stockholder:

Fiscal 2007 was considerably better than that of 2006. Last year we were scrambling to recover from the forced sale of our US facing gaming business due to the passing of the United States Unlawful Internet Gambling Enforcement Act.  This year we are comfortably underway to a return to profitability and have a growing customer base in the regulated market of the United Kingdom.  We are reducing our loss, quarter by quarter, and are extremely pleased with the positive responses we've received from our new players regarding our new website and games.  The strength of our URL www.bingo.com continues to provide us with new players at a very low acquisition cost compared to the competition and our new software platform has been a hit with the bingo players. While there are many hurdles yet to overcome we are confident that our offering will continue its current rate of growth and that Bingo.com will be a major player in this highly competitive market.

We continue to be dedicated to building the world's largest online bingo hall and to provide our customers with the best entertainment possible.  Bingo.com has many strong attributes that we intend to leverage to the utmost.  We have a strong brand, the best URL in the business, a dedicated and hard working staff, and many great partners, including you, our shareholder.  Our challenge is to make the most of these attributes which we believe we can and will do.

I am pleased to invite you to the Annual Meeting of Stockholders (the "Annual Meeting") of Bingo.com, Ltd. The Annual Meeting will be held on Tuesday June 3rd, 2008, starting at 2:30 p.m., Pacific Daylight Time, at Suite 1405, 1166 Alberni Street, Vancouver, BC, V6E 3Z3, Canada.

Important information concerning the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The business to be conducted at the Annual Meeting includes the election of our directors; ratification of the appointment of Dohan and Company, P.A., CPA's as independent auditors for the Company for the 2008 fiscal year; and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on April 16, 2008, as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Registered stockholders can vote their shares by mailing back the accompanying proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Mailing your completed proxy card will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

A copy of our Annual Report on Form 10-KSB and Audited Financial Statements for the year ended December 31, 2007, is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

/s/ "T. M. Williams"

T. M. Williams

President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

Notice is hereby given that the Annual Meeting (the "Meeting") of the stockholders of Bingo.com, Ltd. (the "Company") will be held at 2:30 p.m. (local time in Vancouver, British Columbia, Canada) on Tuesday June 3, 2008, in the Boardroom of the Bingo.com Vancouver office, located at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada, for the following purposes:

1.   To elect members to our Board of Directors to serve for the ensuing year;

2.   To consider and vote upon a proposal to ratify the appointment of Dohan and Company, P.A., CPA.'s as independent auditors for the Company for the 2008 fiscal year.

3.   To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Accompanying this Notice is a Proxy Statement and a form of Proxy.

The enclosed Proxy is solicited by management of the Company and shareholders may amend it, if desired, by inserting in the space provided, an individual designated to act as proxy holder at the Meeting. The holders of Common Stock of the Company of record at the close of business on April 16, 2008, will be entitled to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting in person.  However, to assure your representation at the Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  Any stockholder attending the Meeting may vote in person even if the stockholder has returned a proxy card.

DATED at Anguilla, British West Indies, this 16th day of April 2008.

BY ORDER OF THE BOARD

/s/ "T. M. Williams"

T. M. Williams, President & CEO

BINGO.COM, LTD.

National Bank of Anguilla Corporate Building, 1st Floor

St Mary's Road, TV1 02P

The Valley, Anguilla, B.W.I.

PROXY STATEMENT

Information Concerning the Solicitation of Proxies

This Proxy Statement and the accompanying Proxy is furnished to the shareholders of BINGO.COM, LTD. (the "Company") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Tuesday June 3rd, 2008, in the Boardroom of the Company's Vancouver office located at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada at 2:30 pm. (PST). Form 10-KSB was made available to shareholders electronically via filing on EDGAR on March 28, 2008.

The enclosed Proxy is solicited by and on behalf of the board of directors of the Company, with the cost of solicitation borne by the Company. Directors and officers of the Company may make solicitation. Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners.

If the enclosed Proxy is duly executed and received in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the three nominees listed in this Proxy Statement and FOR the other items listed in the Proxy, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by notice to the Company in writing, by a subsequently dated proxy, or at the Annual Meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held. Shareholders are not entitled to cumulate their votes.

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about April 26, 2008.

Record Date and Voting Rights

The record date for determination of shareholders who are entitled to notice of and to vote at the Annual Meeting is April 16, 2008.

Our authorized capital stock consists of an unlimited number of common stock without par value.

The Company is authorized to issue an unlimited number of shares of Common Stock, without par value per share (the "Common Stock"). As of April 16, 2008, there were 34,050,203 shares of Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote on all matters submitted for shareholder approval.

Quorum and Votes Required for Approval.

The presence at the Annual Meeting, in person or by proxy, of the holders of one third of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum entitled to conduct business at the Annual Meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares of Common Stock considered to be present at the Annual Meeting. Broker non-votes refer to shares held by brokers and other nominees or fiduciaries that are present at the Annual Meeting but not voted on a matter. Directors are elected by plurality vote of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

Interest of Insiders in Material Transactions

Bingo, Inc. is the largest single shareholder in the Company holding approximately 38% of the share capital of the Company. T. M. Williams is the Nominee of Bingo, Inc.  T. M. Williams, a director and the President of the Company is a potential beneficiary of several discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. T. M. Williams were to receive all the derivative securities to which he were entitled under the trust his total ownership in the Company would be 2,134,858 directly owned shares; 150,000 options with an exercise price of $0.05, 150,000 options with an exercise price of $0.10, 300,000 options with an exercise price of $0.15, 100,000 options with an exercise price of $0.33, 100,000 options with an exercise price of $0.60, 25,000 options with an exercise price of $0.91, 200,000 warrants with an exercise price of $0.35 and 10,317,464 shares directly owned by Bingo, Inc.

Interest of Certain Persons in Matters to be Acted Upon

No director or senior officer of the Company or any proposed nominee of management of the Company for election as a director of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting other than the election of directors, except as otherwise disclosed herein.

BUSINESS OF THE MEETING

There are two matters being presented for consideration by the shareholders at the Annual Meeting: the election of our Directors; the approval of the ratification of the appointment of Dohan and Company, P.A., CPA.'s as independent auditors for the Company for the 2008 fiscal year; and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

The Company's Bylaws ("Bylaws") provide that the number of directors shall be increased or decreased from time to time by resolution of the board of directors or the shareholders. Directors are elected for a term of one year and until their successors have been elected and qualified. There are currently three directors of the Company, each of which has agreed to stand for re-election.

Information with Respect to Nominees

The following table lists the persons nominated by the board of directors for election as directors and also lists certain information with respect to those persons.

Nominee	Age	Director Since	Principal Occupation of Director	Ownership (1)
T. M. Williams (5)	67	September 2001	Chief Executive Officer, President	13,477,323(2)	32.4%
J. M. Williams	32	July 2007	Vice-President, Business Development	802,500 (3)	26.8%
C. M. Devereux	44	July 2007	Vice-President, Corporate Affairs	702,500 (4)	2%

(1) The ownership includes the beneficial ownership of securities and the beneficial ownership of securities that can be acquired within 60 days from April 16, 2008, upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from April 16, 2008, are exercised, for the purpose of computing percentage ownership.

(2) Includes 25,000 options with an exercise price of $0.91, 100,000 options with an exercise price of $0.60 per share, 100,000 options with an exercise price of $0.33 per share, 300,000 options with an exercise price of $0.15, 150,000 options with an exercise price of $0.10, and 150,000 options with an exercise price of $0.05, 200,000 warrants with an exercise price of $0.35 (which options and warrants are exercisable presently or within 60 days) and 2,134,858 shares held directly by Mr. T. M. Williams.  Mr. T. M. Williams is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. T. M. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 10,317,464 shares directly owned by Bingo, Inc. which would represent 32.4% of the Class.

(3) Includes 25,000 options with an exercise price of $0.91, 100,000 options with an exercise price of $0.60 per share, 175,000 options with an exercise price of $0.27 per share, and 298,000 options with an exercise price of $0.10 (which options are exercisable presently or within 60 days) and 180,000 shares held directly by Mr. J. M. Williams. Mr. J. M. Williams is the son of Mr. T. M. Williams. Mr. J. M. Williams is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. J. M. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 10,317,464 shares directly owned by Bingo, Inc. which would represent 26.8% of the Class.

(4) Includes 25,000 options with an exercise price of $0.91, 100,000 options with an exercise price of $0.60 per share, 175,000 options with an exercise price of $0.27 per share, and 298,000 options with an exercise price of $0.10 (which options are exercisable presently or within 60 days) and 104,500 shares held directly by Mr. C. M. Devereux.

(5) T. M. Williams is the nominee of Bingo, Inc., due to Bingo, Inc. being the majority shareholder.

Background of Nominees

T.  M. Williams - Chief Executive Officer, President and Member of the Board of Directors,

Since 1984, Mr. T. M. Williams has served as a principal of Tarpen Research Corporation, a private consulting firm, and since 1993, he has been an Adjunct Professor, Sauder School of Business, at the University of British Columbia. From 1988 to 1991, he was President and Chief Executive Officer of Distinctive Software, Inc. in Vancouver, BC, and, upon the acquisition of that company by Electronic Arts Inc., North America's largest publisher of entertainment software, he became President and Chief Executive Officer of Electronic Arts (Canada) Inc., where he continued until 1993. Mr. T. M. Williams is on the board of directors of YM Biosciences Inc., (a publicly listed biotechnology company), and several other private corporations. Mr. T. M. Williams is a designee of Bingo, Inc. pursuant to Bingo, Inc. being the majority shareholder.

J. M. Williams - Vice President - Business Development

Mr. J. M. Williams has served as Vice President, Business development for the Company since September 2001. From January 2000 to September 2001, he was a Business Development representative at Blue Zone Inc. (a technology company). From September 1998 to May 1999 he was a Business Analyst with RBC Dominion Securities. Mr. J. M. Williams has a bachelor of Commerce degree from the University of Victoria. Mr. J. M. Williams is the son of Mr. T. M. Williams the Company's Chief Executive Officer.

C. M. Devereux - Vice President - Corporate Affairs

Mr. Devereux has served as Vice-President, Corporate Affairs for the Company since September 2001. From May 2000 to September 2001, he was Vice-President, Corporate Affairs at Blue Zone Inc. (a technology company). From 1996 to 2000, he was President of Mill Reef Holdings, a consultancy company. From 1992 to 1997, he practiced corporate / commercial law in private practice. Mr. Devereux has a law degree from Osgoode Hall, Toronto, Canada.

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to elect the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN

STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table lists the Company's executive officers during fiscal year 2007:

Name

Age

Position

Office Held Since

Audit Committee

Governance Committee

Compensation Committee

T. M. Williams	67	President and Chief Executive Officer and Chairman of our Board of Directors	September 2001	X*
J. M. Williams	32	Vice-President, Business Development	July 2007	X	X	X*
C. M. Devereux	44	Vice-President, Corporate Affairs	July 2007		X*	X
H. W. Bromley	38	Chief Financial Officer	July 2002

* Indicates the Chairman of the Committee

Executive officers are appointed annually by the board of directors and serve at the pleasure of the Board. Mr. J. M. Williams is the son of Mr. T. M. Williams the Company's Chief Executive Officer. There are no other family relationship between any of the Executive Officers and Directors. Memberships on the boards of other public companies are set out above under "Election of Directors - Background of Nominees" in the biographies of each of the nominee Directors, and memberships on the boards of other public companies for each of the Executive Officers who are not Directors are set out below.

Background of Executive Officers

The biography of Mr. T. M. Williams, Mr. J. M. Williams and Mr. C. M. Devereux can be found under "Election of Directors - Background of Nominees".

H. W. Bromley - Chief Financial Officer

Mr. H. W. Bromley has served as our Chief Financial Officer since July 2002. From 2000 to 2001, Mr. Bromley was a Director and the Group Financial Officer for Agroceres & Co. Ltd. From 1995 - 1999, he was an employee of Ernst & Young working in South Africa and in the United States of America. Mr. H. W. Bromley has in addition worked for CitiBank, Unilever PLC and Gerrard. Mr. Bromley is also acting as the Chief Financial Officer for CellStop Systems, Inc. (a security manufacturing company). Mr. H. W. Bromley is a Chartered Accountant.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's officers, directors or beneficial owners of more than ten percent of the Common Stock of the Company filed, in a timely basis, the reports required to be filed by Section 16(a) of the Exchange Act during the most recent fiscal year.

Board Committees

We currently have three committees of our Board of Directors.

  Audit Committee - This committee reviews the financial statements and the financial reporting process of the Company recommends to the board the approval of the financial statements. In addition, the Audit Committee fulfills its oversight responsibility relating to the compliance with legal and regulatory requirements, the independent auditor's qualifications, the Company's system of internal controls, the Company's code of ethics, and approving the audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors and management. The Board of Directors has determined that all Audit Committee members are financially literate and that Mr. T. M. Williams is an "Audit Committee financial expert" as defined by the Securities and Exchange Commission, or SEC. The Committee meets quarterly to review and approve the quarterly financial statements and to discuss the affairs of the company with the auditors.
  Governance Committee - This committee reviews the ethics policy of the Company and ensures compliance. It makes recommendations to the board for improvement in Corporate Governance. In addition it will be this committee to whom a whistle blower will report.
  Compensation Committee - This committee will propose the appointment and remuneration of the Chief Executive Officer including salary, stock options, and bonuses.

Board of Directors Meetings

The Company's board of directors met eight times in person or by telephonic conversation during the last fiscal year. All actions were approved by unanimous consent.

Code of Ethics

On December 21, 2006, the Board of Directors of Bingo.com, Ltd. (the "Board") adopted a new Code of Business Conduct and Ethics (the "Code"), which applies to the Company's directors, officers and employees. The Code was adopted to further strengthen the Company's internal compliance program. The Code addresses among other things, honesty and integrity, fair dealing, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and administration of the code. The code is available at the Company's website at http://www.bingo.com/corp/governance.php in the Corporate section under Corporate Governance. A copy of our Code of Ethics is available upon request at no charge to any shareholder.

Report of the Audit Committee

The Audit Committee has met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61. (Communications with Audit Committees)

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), relating to their independence, and the Audit Committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

Based on the Audit Committee's discussion with management and the Company's independent registered public accounting firm and its review of the representation of management and the report of such independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007.

T. M. Williams and J. M. Williams, members of the Audit Committee

Involvement in Certain Legal Proceedings

On February 18, 2005, Campney & Murphy, a Partnership, who acted for the Company prior to their dissolution on or about August 31, 2003, filed a suit in the Supreme Court of British Columbia against the Company. The suit was related to non-payment of invoices of CAD$57,556.02, plus interest, for services rendered prior to August 17, 2001. During the year ended December 31, 2007, the Company's offer to settle the suit for the sum of CAD$10,000 was accepted by Campney & Murphy. Further to such settlement, a Consent Dismissal Order was filed in the Supreme Court of British Columbia dismissing both the suit brought by Campney & Murphy and the counterclaim brought by the Company, without costs to either party.

To the best knowledge of the Executive Officers and Directors of the Company, neither the Company nor any of its Executive Officers, Directors or nominees are parties to any legal proceeding or litigation. Further, the Executive Officers and Directors know of no threatened or contemplated legal proceedings or litigation. None of the Executive Officers and Directors has been convicted of a felony or none have been convicted of any criminal offense, felony and misdemeanor relating to securities or performance in corporate office. To the best of the knowledge of the Executive Officers and Directors, no investigations of felonies, malfeasance in office or securities investigations are either pending or threatened at the present time.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's most highly compensated executive officers who served as such at the end of the last fiscal year (the "Named Executive Officers").

		Annual Compensation			Long-term Compensation Awards
Name and Principal Position	Year	Salary/ Fees (1)	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying	All Other Compensation
		$	$	$	$	Options/ SARs (#)	$
T.M. Williams -	2007	-	-	-	-	100,000	-
President and	2006	9,075	-	-	-	25,000	-
CEO (1)	2005	25,301	-	-	-	100,000	-
J. M. Williams	2007	123,788	-	-	-	175,000
C. M. Devereux	2007	123,788	-	-	-	175,000	-
H. W. Bromley	2007	123,788	-	-	-	175,000	-
	2006	88,754	-	-	-	25,000	-
	2005	88,235	-	-	-	100,000	-

(1) All of the compensation paid to the Named Executive Officer is paid to T. M. Williams (ROW), Ltd. for the services of Mr. T. M. Williams.

Stock Option Plan

In September 1999, the directors of the Company adopted a non-qualified stock option plan (the "1999 Stock Option Plan").  Under the 1999 Stock Option Plan, options to purchase shares the Company's Common Stock may be granted to employees and to such other persons who are not employees as determined by the 1999 Stock Option Plan administrator (the "Administrator").  The maximum aggregate number of shares of the Company's Common Stock subject to option under the 1999 Stock Option Plan may not exceed 1,895,000. In determining the number of shares of the Company's Common Stock subject to each option granted under the 1999 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company.  The exercise price is determined by the Administrator, provided that the exercise price for any covered employee (as that term is defined for the purposes of Section 162(m) (3) of the Internal Revenue Code of 1986 as amended (the "Code"), may not be less than the fair market value per share of the Common Stock at the date of grant by the Administrator.  Each option is for a term not in excess of ten years except in the case of the death of an optionee, in which case the option is exercisable for a maximum of twelve months thereafter, or in the case of an Optionee ceasing to be a participant under the 1999 Stock Option Plan for any reason other than cause or death, in which case the option is exercisable for a maximum of 30 days thereafter.  The 1999 Stock Option Plan does not provide for the granting of financial assistance, whether by way of a loan, guarantee or otherwise, by the Company in connection with any purchase of shares of Common Stock from the Company.

If a third party acquires us through the purchase of all or substantially all of our assets, a merger or other business combination, except as otherwise provided in an individual award agreement, all unexercised options will terminate unless assumed by the successor corporation.

For the year ended December 31, 2007, there were 986,500 options outstanding under the 1999 plan. No SARs (stock appreciation rights) were granted during this period.

2001 Stock Option Plan

In May 2001, the directors of the Company adopted the 2001 Stock Option Plan (the "2001 Stock Option Plan"). Under the 2001 Stock Option Plan, options to purchase shares the Company's Common Stock may be granted to employees of the Company and its subsidiaries, including officers, directors and certain advisors, who render services to the Company as determined by the 2001 Stock Option Plan administrator (the "Administrator") as Incentive Stock Options or as Nonstatutory Stock Options.

In determining the number of shares of the Company's Common Stock subject to each option granted under the 2001 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company.

The exercise price is determined by the Administrator, provided that, to the extent required by law or regulation, the exercise price in the case of an Option granted to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company shall not be less than one hundred ten percent (110%) of the Fair Market Value (as defined in the 2001 Stock Option Plan) on the grant date.  The exercise price in the case of any Nonstatutory Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value on the grant date.  The exercise price in the case of any Incentive Stock Option granted to persons other than to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, shall not be less than the Fair Market Value on the grant date.

At the time of the grant of the Option, the Plan Administrator shall designate, the expiration date of the Option, provided that no Option granted under the 2001 Stock Option Plan shall have a term exceeding 10 years from the date of grant, and no Option granted to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company shall be exercisable after the expiration of five (5) years from the grant date (or less, in the discretion of the Administrator), except in the case of the death of an Optionee, in which case the option is exercisable for a maximum of twelve months thereafter, or in the case of an Optionee ceasing to be a participant under the 2001 Stock Option Plan for any reason other than cause or death, in which case the option is exercisable for a maximum of 30 days thereafter.  The 2001 Stock Option Plan does not provide for the granting of financial assistance, whether by way of a loan, guarantee or otherwise, by the Company in connection with any purchase of shares of Common Stock from the Company.

An Option will be exercisable at such times, over such term and subject to such terms and conditions as the Plan Administrator determines.  Payment of the exercise price may be made in such manner as the Plan Administrator may provide, including cash, delivery of shares of Common Stock already owned.

For the year ended December 31, 2007, there were 2,008,726 options outstanding under the 2001 plan. During the most recently completed fiscal year, 250,000 options with an exercise prices ranging between $0.27 and $0.33 were granted to directors, employees and consultants under the 2001 Stock Option Plan. No SARs (stock appreciation rights) were granted during this period.

2005 Stock Option Plan

In May 2005, the directors of the Company adopted the 2005 Stock Option Plan (the "2005 Stock Option Plan"). Under the 2005 Stock Option Plan, options to purchase shares of the Company's Common Stock may be granted to employees, directors, advisors and consultants of the Corporation to encourage proprietary interest in the Corporation, to encourage such employees to remain in the employ of the Corporation or such directors, advisors and consultants to remain in the service of the Corporation, and to attract new employees, directors, advisors and consultants with outstanding qualifications.

The aggregate number of Shares which may be issued upon exercise of Options under the 2005 Stock Option Plan at any time shall not exceed 2,000,000 Shares subject to adjustment as provided for in this Plan

The exercise price is determined by the Administrator, provided that, to the extent required by law or regulation, the exercise price in the case of an Option granted to an Optionee shall not be less than the Fair Market Value (as defined in the 2005 Stock Option Plan) on the grant date.

At the time of the grant of the Option, the Plan Administrator shall designate, the expiration date of the Option, provided that no Option granted under the 2005 Stock Option Plan shall have a term exceeding 10 years from the date of grant.

For the year ended December 31, 2007, there were 1,800,942 options outstanding under the 2005 plan. During the most recently completed fiscal year, 700,000 options with an exercise prices ranging between $0.27 and $0.33 were granted to directors, employees and consultants under the 2005 Stock Option Plan. No SARs (stock appreciation rights) were granted during this period.

Our Board of Directors administers the 1999 Stock Option Plan, the 2001 Stock Option Plan and the 2005 Stock Option Plan (collectively, the "Stock Option Plans").  Our Board is authorized to construe and interpret the provisions of the Stock Option Plans, to select employees, Directors and consultants to whom options will be granted, to determine the terms and conditions of options and, with the consent of the grantee, to amend the terms of any outstanding options.

The following table sets forth details of all exercises of options granted under the Stock Option Plans during the financial year of the Company ended December 31, 2007, by each of the Named Executive Officers and the value as at December 31, 2007, of unexercised options granted under the Stock Option Plans on an aggregate basis:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Options at Year End Exercisable / Unexercisable	Value of Options at Year End(1)Exercisable / Unexercisable
T. M. Williams	Nil	Nil	719,500/105,500	$237,435/$34,815
J. M. Williams (2)	Nil	Nil	425,500/197,000	$140,415/$65,010
C. M. Devereux (2)	Nil	Nil	401,000/197,000	$132,330/$65,010
H. W. Bromley	22,500 (3)	Nil (3)	328,500/204,000	$108,405/$67,320

(1)       On December 31, 2007, the closing price of Common Stock on the OTC Bulletin Board was $0.33.  For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be in-the-money and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

(2)       Mr. J. M. Williams and Mr. C. M. Devereux were elected directors of the Company at the Company Annual General Meeting on July 26, 2007.

(3)       Mr. H. W. Bromley exercised 22,500 options with an exercise price of $0.05 per share. Mr. Bromley continues to hold the shares.

Repricing of Options

During the fiscal year ended December 31, 2007, there was no repricing of options granted to any of the optionees under the Company's Stock Option Plans.

Long Term Incentive Plan Awards

The Company does not have any Long Term Incentive Plans. Directors receive no compensation for their service as such, although they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. The Company has no obligation or policy to grant stock options to Directors.

The Company may in the future create retirement, pension, profit sharing; insurance and medical reimbursement plans covering its Officers and Directors. At the present time, no such plans exist. No advances have been made or are contemplated by the Company to any of its Officers or Directors.

Employment Contracts and Termination of Employment and Change of Control Arrangements

As previously disclosed in the Company's filing of an 8-K on August 27, 2001, the Company entered into a management consulting agreement with T.M. Williams (ROW), Ltd., an Anguilla incorporated company and Mr. T. M. Williams dated August 20, 2001, (the "Williams Agreement"), in connection with the provision of services by Mr. T. M. Williams as President and Chief Executive Officer of the Company.

The Williams Agreement was amended on February 28, 2002, such that the Company will pay to T.M. Williams (ROW) Ltd. 10% of the operating profit of the Company, as defined in the amendment, to a maximum of $25,000 per month. There is no minimum monthly fee stipulated in the Williams Agreement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 16, 2008, the outstanding Common Stock of the Company owned of record or beneficially by each Named Executive Officer and Director, and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock and the shareholdings of all Directors and Executive Officers as a group. A person is deemed the beneficial owner of securities that can be acquired by such person within 60 days from such date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from the date are exercised.

As of April 16, 2008, there were 34,050,203 shares of the Company's Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
T. M. Williams 203 Shakespeare Tower The Barbican London, EC2Y 8DR United Kingdom	3,159,858	(1)	8%

J. M. Williams 203 Shakespeare Tower The Barbican London, EC2Y 8DR United Kingdom	802,500	(2)	2%

C. M. Devereux 10 - 3036 West 4th Avenue Vancouver, BC, V6K 1R4 Canada	702,500	(3)	2%

H. W. Bromley 301 - 499 Broughton Street Vancouver BC, V6G 3K1 Canada	802,500	(4)	2%

All directors and Named Executive Officers as a group (4 persons)	5,467,358		14%

Bingo, Inc. P.O. Box 727, Landsome Road The Valley, Anguilla, B.W.I.	12,896,831	(5)	31%

Praetorian Capital Management LLC 119 Washington Avenue, Suite 600 Miami Beach, FL 33139 United States of America	11,749,100	(6)	28%

Except as noted below, all shares are held beneficially and of record and each record shareholder has sole voting and investment power.

(1)  Includes 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.05 per share, 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.10 per share, 300,000 shares of common stock that may be issued upon the exercise of 300,000 stock purchase options with an exercise price of $0.15 per share, 100,000 shares of common stock that may be issued upon the exercise of 100,000 stock purchase options with an exercise price of $0.60 per share, 25,000 shares of common stock that may be issued upon the exercise of 25,000 stock purchase options with an exercise price of $0.91 per share and 100,000 shares of common stock that may be issued upon the exercise of 100,000 stock purchase options with an exercise price of $0.33 per share. Also includes 2,134,858 shares held directly by Mr. Williams and 200,000 shares of common stock that may be issued upon the exercise of 200,000 warrants with an exercise price of $0.35 per share.  Mr. Williams is the potential beneficiary of certain discretionary trusts that hold approximately 80% of the shares of a private holding company.  If 80% of the shares of common stock beneficially owned by the private holding company are included here, Mr. William's beneficial ownership changes to 13,477,323 shares, representing 32% of the Class.

(2)  Includes 73,000 shares of common stock that may be issued upon the exercise of 73,000 stock purchase options with an exercise price of $0.10 per share, 225,000 shares of common stock that may be issued upon the exercise of 225,000 stock purchase options with an exercise price of $0.10 per share, 100,000 shares of common stock that may be issued upon the exercise of 100,000 stock purchase options with an exercise price of $0.60 per share, 25,000 shares of common stock that may be issued upon the exercise of 25,000 stock purchase options with an exercise price of $0.91 per share and 175,000 shares of common stock that may be issued upon the exercise of 175,000 stock purchase options with an exercise price of $0.27 per share. Mr. J. M. Williams is the potential beneficiary of certain discretionary trusts that hold approximately 80% of the shares of a private holding company, as discussed under Mr. T. M. Williams.  Also includes 189,700 shares held directly by Mr. J. M. Williams.

(3)  Includes 73,000 shares of common stock that may be issued upon the exercise of 73,000 stock purchase options with an exercise price of $0.10 per share, 225,000 shares of common stock that may be issued upon the exercise of 225,000 stock purchase options with an exercise price of $0.10 per share, 100,000 shares of common stock that may be issued upon the exercise of 100,000 stock purchase options with an exercise price of $0.60 per share, 25,000 shares of common stock that may be issued upon the exercise of 25,000 stock purchase options with an exercise price of $0.91 per share and 175,000 shares of common stock that may be issued upon the exercise of 175,000 stock purchase options with an exercise price of $0.27 per share.  Also includes 104,500 shares held directly by Mr. C. M. Devereux.

(4)  Includes, 55,000 shares of common stock that may be issued upon the exercise of 55,000 stock purchase options with an exercise price of $0.10 per share, 177,500 shares of common stock that may be issued upon the exercise of 177,500 stock purchase options with an exercise price of $0.15 per share, 100,000 shares of common stock that may be issued upon the exercise of 100,000 stock purchase options with an exercise price of $0.60 per share, 25,000 shares of common stock that may be issued upon the exercise of 25,000 stock purchase options with an exercise price of $0.91 per share and 175,000 shares of common stock that may be issued upon the exercise of 175,000 stock purchase options with an exercise price of $0.33 per share.  Also includes 270,000 shares held directly by Mr. Bromley.

(5)  Includes 12,896,831 shares held directly by Bingo, Inc., a private holding company.

(6)  Includes 8,949,100 shares held by a subsidiary of Praetorian Capital Management LLC a private company. In addition, a subsidiary of Praetorian Capital Management LLC holds 2,800,000 shares of common stock that may be issued upon the exercise of 2,800,000 warrants with an exercise price of $0.35 per share.

CHANGES IN CONTROL

There were no changes in control since the last Annual General Meeting.

PROPOSAL NO. 2 - APPROVAL OF AUDITOR

Relationship with Independent Auditor

The Company has retained the firm of Dohan & Company, P.A., CPA.'s, as independent auditor of the Company for the fiscal year ending December 31, 2008.  Dohan & Company, P.A., CPA.'s have been the Company's independent auditors since their appointment on March 27, 2003.

During the Company's most recent fiscal year ending December 31, 2007, the Company had no disagreements with Dohan and Company, P.A., CPA.'s on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which disagreements, if not resolved to the satisfaction of Dohan and Company, P.A., CPA.'s would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

During the Company's most recent fiscal year ending December 31, 2007, there have been no reportable events with Dohan and Company, P.A., CPA.'s required to be disclosed by Item 304(a) (1) (v) of Regulation S-K of the SEC.

The Company does not expect a representative of Dohan and Company, P.A., CPA.'s to be present at the Annual Meeting and as such, they will not be available at the meeting to respond to questions.

Ratification of the appointment of Dohan and Company, P.A., CPA.'s as the Company's independent auditors for 2008 requires that the votes cast in favor of this matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for this matter.

Disclosure of Auditor Fees

Audit Fees: Fees paid or to be paid to Dohan and Company, P.A., CPA.'s, in connection with the audit of the Company's annual financial statements for the year ended December 31, 2007, and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-QSB during the year ended December 31, 2007, totalled approximately $48,166 (2006 - $55,846).

Financial Information Systems Design and Implementation Fees:

The Company did not engage Dohan and Company, P.A., CPA's to provide services to the Company regarding financial information systems design and implementation during the year ended December 31, 2007.

All Other Fees:

Fees paid to Dohan and Company, P.A., CPA.'s by the Company during the year ended December 31, 2007, for tax advisory and other consultation services were $1,318 (2006 - $nil). The fiscal 2007 fee paid related to the review of documents submitted to the Central Bank of Curacao for retrieval of our funds held at the First Curacao International Bank.

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to ratify the appointment of the Independent Auditors.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DOHAN AND COMPANY, P.A., CPA.'S AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2008.

OTHER MATTERS

Transfer Agent

The Interwest Transfer Co., Inc., located at 1981 East, 4800 South, Suite 100 Salt Lake City Utah USA 84117, phone (801) 272-9294, fax (801) 277-3147 is the transfer agent for the Company's shares of Common Stock.

Stockholder Proposals

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and must be received by the Company at its principal executive offices by February 28, 2009, in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

Additional Information

Each shareholder has received the Company's Annual Report on Form 10-KSB containing the Company's audited financial statements for the fiscal year ended December 31, 2007, including the report of its independent chartered accountants with this proxy statement. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of the Company's 2007 Form 10-KSB as filed with the SEC under the Securities Exchange Act of 1934 (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto). Shareholders should direct any request to the Company, National Bank of Anguilla Corporate Building, 1St Floor, St Mary's Road, TV1 02P, The Valley, Anguilla, British West Indies, Attention: T. M. Williams, President.

Action on Other Matters

The board of directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

At the Annual Meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

BINGO.COM, LTD.

By Order of the Board of Directors

/s/ "T.M. Williams"

------------------------------------------

T.M. Williams

President

Anguilla, British West Indies

April 16, 2008

PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF BINGO.COM, LTD. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON THURSDAY JUNE 3, 2008, STARTING AT 2:30 P.M., PACIFIC DAYLIGHT TIME, IN THE BOARDROOM OF THE BINGO.COM, LTD. VANCOUVER OFFICES LOCATED AT 1166 ALBERNI ST., SUITE 1405, VANCOUVER, BC, CANADA AND ANY ADJOURNMENT THEREOF.

The undersigned shareholder of the Company hereby appoints T. M. Williams, a director of the Company, or failing this person, Henry Bromley, a member of management of the Company, or in the place of both of the foregoing, ______________________________ (PLEASE PRINT NAME), as proxy holder for and on behalf of the undersigned, with power of substitution, to attend, act and vote for and in the name of the undersigned at the Meeting and at every adjournment thereof, with respect to all or _______________ of the common shares of the Company registered in the name of the undersigned. Unless otherwise expressly stated herein by the undersigned, receipt of this proxy, duly executed and dated, revokes any former proxy given to attend and vote at the meeting and at any adjournment thereof. Unless the undersigned directs otherwise, the nominee is hereby instructed to vote the common shares of the Company held by the undersigned as follows:

		For	Against	Withhold

1.	(a) To elect T. M. Williams as a director	[ ]	[ ]	[ ]
	(b) To elect J. M. Williams as a director	[ ]	[ ]	[ ]
	(c) To elect C. M. Devereux as a director	[ ]	[ ]	[ ]
2.	To appoint Dohan and Company, P.A., CPA.'s as the auditor and to authorize the directors to set the auditor's remuneration.	[ ]	[ ]	[ ]
3.	To approve transaction of other business	[ ]	[ ]	[ ]

The undersigned shareholder hereby revokes any proxy previously given to attend and vote at the Meeting.

Signature: ________________________ Date: ____________________________

(Proxy must be signed and dated)

Name: _________________________________________

(Please Print)

If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chairman of the Meeting must be deposited with this Proxy granting signing authority to the person signing the proxy.

To be used at the Meeting, this Proxy must be received at the offices of the Interwest Transfer Co., Inc. by mail or by fax no later than 48 hours preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting prior to its commencement. The mailing address of the Interwest Transfer Co., Inc. is 1981 East 4800 South Suite 100, Salt Lake City, Utah 84117, and its fax number is (801) 277-3147.

1. If the shareholder wishes to attend the Meeting to vote on the resolutions in person, please register your attendance with the Company's scrutineers at the Meeting.

2. If the shareholder's securities are held by an intermediary (e.g. a broker) and the shareholder wishes to attend the Meeting to vote on the resolutions, please insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date and return the Proxy in accordance with the instructions provided by the intermediary. Please contact the intermediary if there are any questions. At the Meeting a vote will be taken on each of the resolutions as set out on this Proxy and the shareholder's vote will be counted at that time.

3. If the shareholder cannot attend the Meeting but wishes to vote on the resolutions, the shareholder can appoint another person, who need not be a shareholder of the Company, to vote according to the shareholder's instructions. To appoint someone other than the nominees named by management, please insert your appointed proxy holder's name in the space provided, sign and date and return the Proxy. Where no choice on a resolution is specified by the shareholder, this Proxy confers discretionary authority upon the shareholder's appointed proxy holder to vote for or against or withhold vote with respect to that resolution, provided that with respect to a resolution relating to a director nominee or auditor, the proxy holder only has the discretion to vote or not vote for such nominee.

4. If the shareholder cannot attend the Meeting but wishes to vote on the resolutions and to appoint one of the nominees named by management as proxy holder, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. Where no choice is specified by a shareholder on a resolution shown on the Proxy, a nominee of management acting as proxy holder will vote the securities as if the shareholder had specified an affirmative vote.

5. The securities represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the proxy holder, in its sole discretion, sees fit.

6. If the shareholder votes by completing and returning the Proxy, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To vote in person at the Meeting, the shareholder must revoke the Proxy in writing as set forth in the Information Circular.

7. This Proxy is not valid unless it is dated and signed by the shareholder or by the shareholder's attorney duly authorized by the shareholder in writing, or, in the case of a corporation, by its duly authorized officer or attorney for the corporation. If an attorney executes the Proxy for an individual shareholder or joint shareholders or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof, must accompany the Proxy.

8. To be valid, this Proxy, duly dated and signed, must arrive at the office of the Transfer Agent of the Company, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting.